UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 2
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2009

CORNERSTONE GROWTH & INCOME REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As reported in our current report on Form 8-K dated January 22, 2009, we purchased an existing assisted–living facility, Caruth Haven Court (the “Property”), from SHP II Caruth, LP, a non-related party, for a purchase price of approximately $20.5 million.  The acquisition was funded with net proceeds raised from our ongoing public offering and a secured bridge loan obtained from Cornerstone Operating Partnership, L.P.

The Property consists of approximately 91 assisted-living units in a 75,000 square foot building located on approximately 2.2 acres of land in the Highland Park area north of Dallas, Texas. The facility features well-appointed studio and one-bedroom units and offers common areas, courtyards and personal service business for the convenience of residents.

We do not intend to make significant renovations or improvements to the Property and believe that the Property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities.  Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and the Property will be operated pursuant to a lease with our TRS. Our TRS has engaged an unaffiliated management company to operate the assisted-living facility.  Under the management contract, the manager has direct control of the daily operations of the Property.

We hereby amend the Form 8-K/A, dated April 8, 2009 to provide the required financial information relating to our acquisition of the Property.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to the Property are included at the end of this Amendment No. 2 to Current Report on Form 8-K dated January 22, 2009 and are filed herewith and incorporated herein by reference.

SHP II Caruth, L.P.

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Growth & Income REIT, Inc. relating to the acquisition of the Property are included at the end of this Amendment No. 2 to Current Report on Form 8-K dated January 22, 2009 and are filed herewith and incorporated herein by reference.

Cornerstone Growth & Income REIT, Inc

Summary of Unaudited Pro Forma Financial Information	14

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008	15

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2008	17

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: April 16, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Cornerstone Growth & Income REIT, Inc.
Irvine, CA

We have audited the accompanying balance sheets of SHP II Caruth, L.P. (the "Company") as of December 31, 2008 and 2007, and the related statements of operations, partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SHP II Caruth, L.P. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
April 15, 2009

SHP II Caruth, L.P.
BALANCE SHEETS

	December 31, 2008	December 31, 2007

ASSETS
Cash and cash equivalents	$676,000	$337,000
Investments in real estate
Land	1,920,000	1,920,000
Building, equipment and improvements, net	6,604,000	6,742,000
	8,524,000	8,662,000
Tenant and other receivables	164,000	184,000
Prepaid expenses and deposits	69,000	72,000
Deferred financing costs, net	20,000	55,000
Goodwill	2,901,000	2,901,000
Total assets	$12,354,000	$12,211,000

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Note payable	$7,538,000	$7,712,000
Accounts payable and accrued liabilities	267,000	221,000
Prepaid rent and security deposits	82,000	103,000
Total liabilities	7,887,000	8,036,000

Commitments and contingencies (Note 7)

Partners' capital	4,467,000	4,175,000
Total liabilities and partners' capital	$12,354,000	$12,211,000

The accompanying notes are an integral part of these financial statements.

SHP II Caruth, L.P.
STATEMENTS OF OPERATIONS

	For the Years ended December 31,
	2008	2007
Revenues:

Rental revenues	$4,560,000	$4,267,000
Other income	1,733,000	1,478,000
	6,293,000	5,745,000
Expenses:
Operations	4,955,000	4,723,000
Depreciation and amortization	359,000	365,000
	5,314,000	5,088,000
Operating income	979,000	657,000

Interest expense	389,000	389,000
Net income	$590,000	$268,000

The accompanying notes are an integral part of these financial statements.

SHP II Caruth, L.P.
STATEMENTS OF PARTNERS' CAPITAL

	Limited Partners	General Partner	Total

Balance – January 1, 2007	$3,979,000	$394,000	$4,373,000

Distributions	(424,000)	(42,000)	(466,000)
Net income	244,000	24,000	268,000

Balance - December 31, 2007	3,799,000	376,000	4,175,000

Distributions	(271,000)	(27,000)	(298,000)
Net income	537,000	53,000	590,000

Balance - December 31, 2008	$4,065,000	$402,000	$4,467,000

The accompanying notes are an integral part of these financial statements.

SHP II Caruth, L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$590,000	$268,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	359,000	365,000
Amortization of deferred financing costs	35,000	35,000
Provision for bad debts	3,000	23,000
Changes in operating assets and liabilities:
Tenant and other receivables	17,000	(30,000)
Prepaid expenses and deposits	3,000	56,000
Prepaid rent and security deposits	(21,000)	103,000
Accounts payable and accrued expenses	33,000	(18,000)
Net cash provided by operating activities	1,019,000	802,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate	(208,000)	(131,000)
Net cash used in investing activities	(208,000)	(131,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(174,000)	(217,000)
Distributions to partners	(298,000)	(466,000)
Net cash used in financing activities	(472,000)	(683,000)

NET INCREASE (DECREASE) IN CASH	339,000	(12,000)
Cash and cash equivalents - beginning of period	337,000	349,000
Cash and cash equivalents - end of period	$676,000	$337,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$365,000	$355,000

Supplemental disclosure of noncash activities:
Accrued real estate addition	$13,000	$-

The accompanying notes are an integral part of these financial statements.

SHP II Caruth, L.P.
Notes to Financial Statements
December 31, 2008 and 2007

1.	Business Overview

SHP II Caruth, L.P (the “Company”) is a Texas limited partnership that was formed on April 16, 2003 between Caruth Haven Court GP, LLC, a Texas limited liability company (“General Partner”) as general partner and Senior Housing Partners, II, L.P., a Delaware limited partnership, and Blaylock Caruth II, LTD., a Texas limited partnership, as limited partners (“Limited Partners”).  The Company was formed to acquire and operate the Caruth Haven Court senior assisted-living facility (the “Property”).

2.	Principles of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a consistent basis.

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

At December 31, 2008, the Company had cash balances with banks in excess of FDIC insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Real Estate Purchase Price Allocation

The Company accounts for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations” (“FAS 141”).  Upon acquisition of the Property, the Company allocated the purchase price of the Property based upon the fair value of the assets acquired and liabilities assumed, which generally consisted of land, building, equipment, and improvements.  The Company allocated the purchase price to the fair value of the tangible assets of the Property by valuing the Property as if it was vacant.   Goodwill represented the excess of the purchase price over the fair value of acquired net assets.

Under the guidance of FASB Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, or FAS 142, goodwill is reviewed, at least annually, in the fourth quarter to determine if there is an impairment at a reporting unit level, or more frequently if an indication of impairment exists. No impairment charges for goodwill were recorded during the years ended December 31, 2008 and 2007.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amount of the real estate assets, which include land, building, improvements and equipment,  may not be recoverable.  When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, the Company will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition.  In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate assets to the fair value and recognize an impairment loss. During the years ended December 31, 2008 and 2007 the company did not record an impairment charge.

Tenant and Other Receivables

Tenant and other tenant receivables consist primarily of amounts due to the Company from the tenants of the Property for rent and services provided at the senior assisted-living facility. The Company records bad debt using the direct write-off method which approximates the allowance method. Bad debt expense for the years ended December 31, 2008 and 2007, was $3,000 and $23,000 , respectively.

Deferred Financing Costs

Costs incurred in connection with debt financing are recorded as deferred financing costs.  Deferred financing costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.

Prepaid Expenses and Deposits

Prepaid expenses and other deposits consist of prepaid insurance and escrow and payroll deposits.  The Company records these amounts at cost.

Property, Equipment and Improvements

Property, equipment and improvements are stated at cost, net of related depreciation. Repair and maintenance costs are expensed as incurred.

Depreciation of Real Property Assets

The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from five to 39 years. Land improvements are depreciated over the estimated useful lives of primarily 15 years. Equipment is depreciated over the estimated useful lives ranging primarily from five to seven years. Depreciation of its assets is being charged to expense on a straight-line basis over the assigned useful lives.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.

Rental Revenues

Rental income related to leases is recognized as earned.  Residents of the Property pay a fixed monthly rent that covers occupancy of their unit.

Other Income

Other income includes enhanced services that are billed at a fixed rate per month and recognized as earned.  These enhanced services range from basic (minimum assistance with daily living activities and reminders) to maximum (full assistance with daily living activities, personal care assistance and some escort service).

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), on a prospective basis, as amended by FASB Staff Position SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP FAS 157-1”) and FASB Staff Position SFAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and provides for expanded disclosure about fair value measurements. SFAS 157 applies prospectively to all other accounting pronouncements that require or permit fair value measurements. FSP FAS 157-1 amends SFAS 157 to exclude from the scope of SFAS 157 certain leasing transactions accounted for under Statement of Financial Accounting Standards No. 13, “Accounting for Leases.” FSP FAS 157-2 amends SFAS 157 to defer the effective date of SFAS 157 for all non-financial assets and non-financial liabilities except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008.  The adoption of SFAS 157 did not have a material impact on the Company’s financial statements.

Effective January 1, 2008, the Company also adopted, on a prospective basis, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of SFAS 159 did not have a material impact on its financial statements since the Company elected not to apply the fair value option for any of its eligible financial instruments or other items.

The Company generally determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and its estimates for non-performance and liquidity risk. These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

The SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company’s balance sheets include the following financial instruments: cash and cash equivalents, tenant and other receivables, accounts payable and accrued liabilities and note payable. The Company considers the carrying values of cash and cash equivalents, tenant and other receivables, accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected payment.

The fair value of the note payable is estimated using borrowing rates available to the Company for notes payable with similar terms and maturities. As of December 31, 2008 and 2007, the fair value of the note payable was $7,362,000 and $7,492,000, respectively, compared to the carrying value of approximately $7,538,000 and $7,712,000, respectively.

3.	Note Payable

On July 8, 2003, the Company entered into a loan with GMAC Commercial Mortgage Bank for $8,600,000 with a fixed interest rate of 4.46% per annum.  The loan matured on August 1, 2008, and was automatically renewed for one year with an adjustable interest rate that varies based on an index plus a margin of 300 basis points (3.25% at December 31, 2008).   The loan will mature on August 1, 2009 with no further extensions allowed.  As of December 31, 2008 and 2007, the Company had net borrowings of approximately $7,538,000 and $7,712,000, respectively.  During 2008 and 2007, the Company incurred approximately $354,000 of interest expense related to the loan agreement. The loan was paid in full on January 22, 2009.  See note 8, Subsequent Event.

4.	Investments in Real Estate

At December 31, 2008 and 2007, investments in real estate consisted of the following assets:

	December 31, 2008	December 31, 2007
Building and improvements	$8,151,000	$8,049,000
Equipment	785,000	666,000
Accumulated depreciation	(2,332,000)	(1,973,000)
Building, equipment and improvements, net	6,604,000	6,742,000

Land	1,920,000	1,920,000

	$8,524,000	$8,662,000

5.	Capital Accounts

On April 16, 2003, SHP II Caruth, L.P., a Texas limited liability company, was formed.  The General Partner contributed $450,000 while the Limited Partners contributed $4,450,000, representing a 9% and 91% interest in the Company, respectively. Distributions are made in accordance with the partnership agreement in that each calendar quarter during the term of partnership, operating cash flow is distributed based on the respective partners' percentage interest in the Company.

6.	Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”).  In summary, SFAS 141(R) requires the acquirer of a business combination to measure at fair value the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, with limited exceptions.  The standard is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively, with no earlier adoption permitted.  The Company expects the adoption of this standard will have an impact on the accounting for certain costs related to its future acquisitions (if any).

In April 2008, the FASB issued FASB Staff Position SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 intends to improve the consistency between the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets, and the period of expected cash flows used to measure the fair value of the assets under SFAS No. 141(R). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions in determining the useful life of recognized intangible assets.  It requires an entity to consider its own historical experience in renewing or extending similar arrangements, or to consider market participant assumptions consistent with the highest and best use of the assets if relevant historical experience does not exist.  In addition to the required disclosures under SFAS No. 142, FSP FAS 142-3 requires disclosure of the entity’s accounting policy regarding costs incurred to renew or extend the term of recognized intangible assets, the weighted average period to the next renewal or extension, and the total amount of capitalized costs incurred to renew or extend the term of recognized intangible assets.  FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  While the standard for determining the useful life of recognized intangible assets is to be applied prospectively only to intangible assets acquired after the effective date, the disclosure requirements shall be applied prospectively to all recognized intangible assets as of, and subsequent to, the effective date.  Early adoption is prohibited.  The adoption of FSP FAS 142-3 is not expected to have a material impact on the Company’s financial statements.

In December 2008, the FASB issued FASB Staff Position (FSP) FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN 48-3 permits an entity within its scope to defer the effective date of FASB Interpretation 48 (Interpretation 48), Accounting for Uncertainty in Income Taxes, to its annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected to defer the application of Interpretation 48 for the year ended December 31, 2008. The Company evaluates its uncertain tax positions using the provisions of FASB Statement 5, Accounting for Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized. Given the pass-through nature of the Company, no provision for income taxes are made in the accompanying financial statements as earnings are reported by and are the responsibility of the partners.

7.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of real estate owners and assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s cash flows, financial condition or results of operations.

8.	Subsequent Event

On January 22, 2009, the Company sold the Property to Cornerstone Growth & Income REIT, Inc., a non-related party, for a selling price of $20.5 million.  The note payable with GMAC Commercial Mortgage Bank had been paid in full using proceeds from the sale of the Property.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Growth & Income  REIT, Inc (the “Company”) for the year ended December 31, 2008 has been prepared as if the acquisition of the Caruth Haven Court  (the “Property”) had occurred as of January 1, 2008.  The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008 has been prepared as if the acquisition of the Property had occurred on December 31, 2008.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008; and (ii) the Statements of Operations of the Property for the year ended December 31, 2008 filed herewith.

The Unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2008
				Proforma
	December 31	Recent		December 31
	2008(A)	Acquisition		2008

ASSETS
Cash and cash equivalents	$7,449,000	$(6,019,000	)(B)	$1,430,000
Investment in real estate
Land	-	4,310,000	(B)	4,310,000
Building, equipments and improvements	-	14,440,000	(B)	14,440,000
Identified intangible assets	-	1,387,000	(B)	1,387,000
	-	20,137,000		20,137,000
Prepaid expenses and other assets	97,000	43,000	(B)	140,000
Acquisition deposits and deferred financing costs	426,000	(295,000	)(C)(B)	131,000
Goodwill	-	363,000	(B)	363,000
Total assets	$7,972,000	$14,229,000		$22,201,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Note payable to related party	$-	$14,000,000	(C)	$14,000,000
Accounts payable and accrued liabilities	64,000	152,000	(B)	216,000
Payable to related parties	2,478,000	-		2,478,000
Prepaid rent and security deposits	-	214,000	(B)	214,000
Dividend Payable	61,000	-		61,000
Total liabilities	2,603,000	14,366,000		16,969,000

Stockholders' equity:
Common stock, $.01 par value; 290,000,000 shares authorized;1,058,252 and 100 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	11,000			11,000
Additional paid-in capital	6,597,000	-		6,597,000
Accumulated deficit	(1,239,000)	(137,000)		(1,376,000)
Total stockholders' equity	5,369,000	(137,000)		5,232,000
Total liabilities, minority interest and stockholders' equity	$7,972,000	$14,229,000		$22,201,000

(A)	Derived from the Company’s audited financial statements as of December 31, 2008.

(B)
Represents the purchase price allocation of the Property in accordance with Statement of Financial Accounting Standards No. 141R, “Business Combinations" ("FAS 141R") and No. 142, “Goodwill and Other Intangibles” and other working capital assets acquired and liabilities assumed. Under FAS 141R, the acquisition cost is allocated to a property’s tangible (primarily land, building and equipment) and intangible (in-place leases and goodwill) assets at their estimated fair value. The purchase price allocations to in place leases and tenant relationships are determined as the excess of (i) the purchase price paid for a property after adjusting existing in place leases to estimate market rental rates over (ii) the estimated fair value of the property as if vacant. We aggregate this value between in place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease; however, the value of tenant relationships has not been separated from in place lease value because such value and related amortization expense is immaterial for acquisitions reflected in our financial statements.  Goodwill represents the excess of identified acquisition costs over the fair value of net assets of the business acquired. Acquisition cost has been allocated to land ($4,310,000), building and improvements ($14,164,000), equipment ($276,000), identified intangible assets ($1,387,000) and goodwill ($363,000).  As of December 31, 2008, we had paid $400,000 acquisition deposit in connection with the acquisition of the Property.

(C)
This represents a $14 million acquisition bridge loan secured by the Property with a related party in connection with the acquisition of the Property. We paid a loan origination fee of $105,000 to the lender upon closing.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$-	$4,560,000	(B)	$4,560,000
Other income	-	1,733,000	(B)	1,733,000
	$-	$6,293,000		$6,293,000

Expenses:
Property Operating and Maintenance	$-	$5,063,000	(C)	$5,063,000
Real Estate acquisition costs	358,000	137,000	(D)	495,000
General and administrative expenses	875,000	-		875,000
Asset Management Fees	-	205,000	(E)	205,000
Depreciation and amortization	-	978,000	(F)	978,000
	1,233,000	6,383,000		7,616,000
Operating loss	(1,233,000)	(90,000)		(1,323,000)

Interest income	7,000	-		7,000
Interest expense	(1,000)	(875,000	)(G)	(876,000)

Loss before minority interest	(1,227,000)	(965,000)		(2,192,000)
Minority interest	(121,000)	(11,000	)(H)	(132,000)
Net loss	$(1,106,000)	$(954,000)		$(2,060,000)

Loss per share - basic and diluted	$(12.90)	$(1.26)		$(2.45)

Weighted average number of common shares	85,743	755,814	(G)	841,557

(A)	Represents the historical results of operations of the Company for the year ended December 31, 2008.

(B)	Represents rental revenues and other income for the year ended December 31, 2008 based on the historical results of the Property.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of Cornerstone Growth & Income REIT, Inc. for the year ended December 31, 2008) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)	Represents real estate acquisition costs incurred subsequent to year ended December 31, 2008 related to the acquisition of the Property.

(E)
Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2008.  The advisory agreement requires us to pay our advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principles in the United States of America.

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $1,387,000 to which is amortized over two and a half years. The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141R, Business Combinations (“FAS 141R”). Under FAS 141R, the purchase price is allocated to a property’s tangible and intangible assets at their estimated fair value.

(G)
Represents interest expense which is calculated based on the rate per the promissory note at Wall Street Journal prime rate of 3.25% at December 31, 2008 plus a margin of 3% and assures that we financed the Property with the promissory note on January 1, 2008.  The Property was acquired using proceeds, net of offering costs, received from our initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2008.

(H)	Represents minority interest's share of approximately 1.2% of the net loss of the Property.